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                         Consent of Independent Auditors




We consent to the reference to our firm under the captions "Financial Statements" in the Prospectus and "Experts" in Part B and to the use of our reports dated March 13, 2002 with respect to the financial statements of Farm Bureau Life Annuity Account and February 5, 2002 with respect to the financial statements and schedules of Farm Bureau Life Insurance Company, in Pre-Effective Amendment No. 1 to the Registration Statement (Form N-4 No. 333-87632) and related Prospectus of Farm Bureau Life Annuity Account (Nonparticipating Variable Annuity Contract).


                                                               Ernst & Young LLP


Des Moines, Iowa
August 12, 2002